Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

TURBOGEN LTD.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, no par value per share	(1)	Other	921,621	$7.22	$6,654,103.62	0.0001381	$918.93
Fees to be Paid	Equity	Ordinary Shares, no par value per share, issuable upon exercise of warrants	(2)	Other	2,134,627	7.22	15,412,006.94	0.0001381	2,128.40
Fees to be Paid	Equity	Ordinary Shares, no par value per share, issuable upon exercise of warrants	(3)	Other	0	$0.00	$0.00	0.0001381	$0.00

Total Offering Amounts:							$22,066,110.56		3,047.33
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$3,047.33

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Offering Note(s)

(1)	The ordinary shares, no par value (the "Ordinary Shares") of TurboGen Ltd. (the "Company") being registered hereunder are being registered for sale by the selling shareholders named in the prospectus to which this Registration Statement on Form F-1 relates. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Ordinary Shares registered hereby also include an indeterminate number of additional Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. The amount registered represents (i) 921,621 Ordinary Shares issued in connection with the securities purchase agreement dated August 23, 2025, (ii) 934,627 Ordinary Shares issued upon the exercise of warrants pursuant to the warrant exercise commitment and registration rights agreements dated August 21, 2025, entered into certain lenders, and (iii) 1,200,000 Ordinary Shares issuable upon the exercise of certain warrants issued pursuant to the settlement and conversion arrangement dated October 22, 2025. The proposed maximum offering price per share is estimated solely for purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act is based upon the average of the high and low sales prices of the registrant’s ordinary shares as reported on the Tel Aviv Stock Exchange, on March 10, 2026. Share prices in New Israeli Shekels are translated (solely for the purpose of calculating the registration fee) using the rate of NIS 3.09 to $1.00, the representative rate of exchange as of March 10, 2026, as published by the Bank of Israel. The Company will not receive any proceeds from the sale of Ordinary Shares by the selling shareholders.
(2)	The ordinary shares, no par value (the "Ordinary Shares") of TurboGen Ltd. (the "Company") being registered hereunder are being registered for sale by the selling shareholders named in the prospectus to which this Registration Statement on Form F-1 relates. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Ordinary Shares registered hereby also include an indeterminate number of additional Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. The amount registered represents (i) 921,621 Ordinary Shares issued in connection with the securities purchase agreement dated August 23, 2025, (ii) 934,627 Ordinary Shares issued upon the exercise of warrants pursuant to the warrant exercise commitment and registration rights agreements dated August 21, 2025, entered into certain lenders, and (iii) 1,200,000 Ordinary Shares issuable upon the exercise of certain warrants issued pursuant to the settlement and conversion arrangement dated October 22, 2025. The proposed maximum offering price per share is estimated solely for purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act is based upon the average of the high and low sales prices of the registrant’s ordinary shares as reported on the Tel Aviv Stock Exchange, on March 10, 2026. Share prices in New Israeli Shekels are translated (solely for the purpose of calculating the registration fee) using the rate of NIS 3.09 to $1.00, the representative rate of exchange as of March 10, 2026, as published by the Bank of Israel. The Company will not receive any proceeds from the sale of Ordinary Shares by the selling shareholders.
(3)	The ordinary shares, no par value (the "Ordinary Shares") of TurboGen Ltd. (the "Company") being registered hereunder are being registered for sale by the selling shareholders named in the prospectus to which this Registration Statement on Form F-1 relates. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Ordinary Shares registered hereby also include an indeterminate number of additional Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. The amount registered represents (i) 921,621 Ordinary Shares issued in connection with the securities purchase agreement dated August 23, 2025, (ii) 934,627 Ordinary Shares issued upon the exercise of warrants pursuant to the warrant exercise commitment and registration rights agreements dated August 21, 2025, entered into certain lenders, and (iii) 1,200,000 Ordinary Shares issuable upon the exercise of certain warrants issued pursuant to the settlement and conversion arrangement dated October 22, 2025. The proposed maximum offering price per share is estimated solely for purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act is based upon the average of the high and low sales prices of the registrant’s ordinary shares as reported on the Tel Aviv Stock Exchange, on March 10, 2026. Share prices in New Israeli Shekels are translated (solely for the purpose of calculating the registration fee) using the rate of NIS 3.09 to $1.00, the representative rate of exchange as of March 10, 2026, as published by the Bank of Israel. The Company will not receive any proceeds from the sale of Ordinary Shares by the selling shareholders.